Exhibit 99.1
Contacts:

For Company:	For Investors:	For Media:
Tom Hornish	Brad Edwards	Nancy Zakhary
Chief Operating Officer	Brainerd Communicators, Inc.	Brainerd Communicators, Inc.
951-699-6991, ext. 104	212-986-6667	212-986-6667
thornish@outdoorchannel.com	edwards@braincomm.com	nancy@braincomm.com
OUTDOOR CHANNEL HOLDINGS REPORTS THIRD QUARTER 2009 RESULTS
TEMECULA, Calif. — November 3, 2009 — Outdoor Channel Holdings, Inc. (NASDAQ: OUTD) today reported an increase in total revenues of 58 percent for the three-month period ended September 30, 2009 due largely to the acquisition of Winnercomm Inc.
Total revenues amounted to $23.6 million for the 2009 third quarter, compared with $15.0 million in the corresponding period a year ago. For the first nine months of 2009, total revenues were $59.8 million, compared with $39.7 million in the corresponding period a year ago.
Advertising revenue for the 2009 third quarter decreased 5.6 percent to $9.9 million from $10.5 million in the prior-year period. For the first nine months of 2009, advertising revenues were $24.8 million compared to $26.6 million in the prior-year period.
Subscriber fees totaled $4.4 million for the third quarter of 2009 compared to subscriber fees of $4.5 million in the prior-year period. This slight decrease is generally a result of adding a significant number of subscribers during the quarter. For the first nine months of 2009, subscriber fees totaled $14.4 million compared to $13.1 million in the prior-year period.
In January of 2009, Outdoor Channel Holdings acquired certain assets of Winnercomm Inc. and its related entities. The revenues generated by Winnercomm are reported as “Production services.” Production services revenue totaled $9.3 million and $20.6 million during the 2009 third quarter and nine month period, respectively. These revenues were comprised primarily of production services for customer-owned telecasts and marketing.
“During the third quarter we continued to execute our growth strategy through further investments in our category leading content, securing broad distribution gains nationwide, and strengthening our presence across multiple platforms,” said Roger L. Werner, President and Chief Executive Officer. “We successfully expanded the distribution of our network through a series of tier migrations and system launches and have demonstrated industry-leading subscriber growth over the past year. While our advertising revenues continue to be impacted by the challenging environment, we remain confident in our long term growth prospects given our current market position. Looking forward, we believe we will be able to strengthen our growth profile by building on our compelling programming, multi-platform presence and strong advertising and distribution relationships.”
Outdoor Channel Holdings posted a net income of $1.4 million, or $0.05 per diluted share, for the 2009 third quarter, compared with net income of $2.4 million, or $0.09 per diluted share, in the prior-year period. For the 2009 nine-month period, the Company posted a net loss of $0.9 million, or ($0.04) per diluted share compared to a net income of $1.9 million, or $0.07 for the prior-year period.

Earnings before interest, taxes, depreciation and amortization (EBITDA), adjusted for the effects of share-based compensation expense and acquisition and integration costs, amounted to $4.2 million for the 2009 third quarter, compared with $5.4 million in the prior-year period. For the legacy Outdoor Channel business, earnings before interest, taxes, depreciation and amortization (EBITDA), adjusted for the effects of share-based compensation expense and acquisition and integration costs, totaled $3.8 million for the 2009 third quarter compared to $5.4 million in the prior-year period.
For the nine month period, earnings before interest, taxes, depreciation and amortization (EBITDA), adjusted for the effects of share-based compensation expense and acquisition and integration costs, totaled $5.3 million compared to $7.0 million in the prior-year period. For the legacy Outdoor Channel business, earnings before interest, taxes, depreciation and amortization (EBITDA), adjusted for the effects of share-based compensation expense and acquisition and integration costs, totaled $8.0 million for the 2009 nine month period compared to $7.0 million in the prior-year period.
Investor Conference Call
Outdoor Channel Holdings’ management will host an investor conference call today, November 3, 2009, at 2 p.m. PST (5 p.m. EST) to review the company’s financials and operations for its 2009 third quarter ended September 30, 2009. Investment professionals are invited to participate in the live call by dialing 866-788-0543 (domestic) or 857-350-1681 (international) and using participant passcode 66500972. The call will be open to all other interested parties through a live, listen-only audio Internet broadcast in the Investor Relations section of the company’s Web site, www.outdoorchannel.com. For those who are not able to listen to the live broadcast, the call will be archived on the web site for one year. A telephonic playback of the conference call also will be available through 5 p.m. PDT (8 p.m. EDT), November 10, 2009, by calling 888-286-8010 (domestic) or 617-801-6888 (international) and using participant passcode 92704107.
About Outdoor Channel Holdings, Inc.
Outdoor Channel Holdings, Inc. owns and operates Outdoor Channel, America’s leader in outdoor TV, and Winnercomm Inc., an Emmy Award winning production and interactive company. Outdoor Channel offers programming that captures the excitement of hunting, fishing, shooting, off-road motorsports, adventure and the Western lifestyle and can be viewed on multiple platforms including high definition, video-on-demand, as well as on a dynamic broadband website. Winnercomm Inc. is one of America’s largest and highest quality producers of live sporting events and sports series for cable and broadcast television. Winnercomm also owns and operates the patented Skycam and CableCam aerial camera systems which provide dramatic overhead camera angles for major sports events, including college and NFL football. For more information please visit www.outdoorchannel.com.
Nielsen Media Research Universe Estimates for Outdoor Channel
Nielsen Media Research is the leading provider of television audience measurement and advertising information services worldwide. Nielsen estimated that Outdoor Channel had approximately 33.1 million cable and satellite subscribers for November 2009. Please note that this estimate regarding Outdoor Channel’s subscriber base is made by Nielsen Media Research and is theirs alone and does not represent opinions, forecasts or predictions of Outdoor Channel Holdings, Inc. or its management. Outdoor Channel Holdings, Inc. does not by its reference above or distribution imply its endorsement of or concurrence with such information.
Use of Non-GAAP Financial Information
This press release includes “non-GAAP financial measures” within the meaning of the Securities and Exchange Commission rules. The company believes that earnings before interest, taxes, depreciation and amortization (EBITDA), adjusted for the effects of share-based compensation expense and acquisition and integration costs, provides greater comparability regarding its ongoing operating performance. This information is not intended to be considered in isolation or as a substitute for net income (loss) calculated in accordance with U.S. GAAP. A reconciliation of the company’s U.S.

GAAP information to EBITDA, adjusted for the effects of share-based compensation expense and acquisition and integration costs is provided in the attached table.
Safe Harbor Statement
Statements in this news release that are not historical are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended, including statements, without limitation, about our expectations, beliefs, intentions, strategies regarding the future long-term value of the company resulting from the company’s current actions or strategic initiatives and the future anticipated value of Outdoor Channel to our audience, distributors and advertisers. The company’s actual results could differ materially from those discussed in any forward-looking statements. The company intends that such forward-looking statements be subject to the safe-harbor provisions contained in those sections. Such statements involve significant risks and uncertainties and are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements. Such factors include but are not limited to: (1) service providers discontinuing or refraining from carrying Outdoor Channel; (2) a decline in the number of viewers from having Outdoor Channel placed in unpopular cable or satellite packages, or increases in subscription fees, established by the service providers; (3) liabilities resulting from an aerial camera falling; (4) a decrease in advertising revenue as a result of a deterioration in general economic conditions; (5) managing the company’s growth and the integration of acquisitions; and other factors which are discussed in the company’s filings with the Securities and Exchange Commission. For these forward-looking statements, the company claims the protection of the safe harbor for forward-looking statements in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

OUTDOOR CHANNEL HOLDINGS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(unaudited, in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
Revenues:
Advertising	$9,881	$10,472	$24,780	$26,594
Subscriber fees	4,427	4,484	14,428	13,089
Production services	9,322	—	20,611	—

Total revenues	23,630	14,956	59,819	39,683

Cost of services:
Programming	875	1,437	3,983	5,133
Satellite transmission fees	400	398	1,195	1,573
Production and operations	9,155	1,454	23,960	4,477
Other direct costs	175	98	382	290

Total cost of services	10,605	3,387	29,520	11,473

Other expenses:
Advertising	676	567	2,032	2,593
Selling, general and administrative	9,328	6,592	26,998	21,342
Depreciation and amortization	1,010	672	2,897	1,904

Total other expenses	11,014	7,831	31,927	25,839

Income (loss) from operations	2,011	3,738	(1,628)	2,371

Interest and other income, net	15	454	66	1,400

Income (loss) from operations before income taxes	2,026	4,192	(1,562)	3,771

Income tax provision (benefit)	643	1,798	(663)	1,887

Net income (loss)	$1,383	$2,394	$(899)	$1,884

Earnings (loss) per common share data:
Basic	$0.06	$0.10	$(0.04)	$0.07

Diluted	$0.05	$0.09	$(0.04)	$0.07

Weighted average number of common shares outstanding:
Basic	24,426	25,114	24,434	25,719

Diluted	25,819	25,890	24,434	26,287

OUTDOOR CHANNEL HOLDINGS, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(unaudited, in thousands)

	September 30,	December 31,
	2009	2008
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$23,223	$60,257
Investment in available-for-sale securities	31,990	—
Accounts receivable, net of allowance for doubtful accounts	13,681	9,448
Other current assets	10,712	6,854

Total current assets	79,606	76,559

Property, plant and equipment, net	15,049	10,042
Goodwill and amortizable intangible assets, net	44,052	43,302
Investment in auction-rate securities	5,945	6,456
Deferred tax assets, net	5,614	4,949
Deposits and other assets	5,507	1,646

Totals	$155,773	$142,954

Liabilities and Stockholders’ Equity

Current liabilities	$16,465	$6,309
Long-term liabilities	1,222	236

Total liabilities	17,687	6,545

Total stockholders’ equity	138,086	136,409

Totals	$155,773	$142,954

OUTDOOR CHANNEL HOLDINGS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(unaudited, in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
Operating activities:
Net income (loss)	$1,383	$2,394	$(899)	$1,884
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	1,010	672	2,897	1,904
Amortization of subscriber acquisition fees	255	125	553	367
Loss on sale of equipment	6	46	21	41
Gain on sale of available-for-sale securities	—	(119)	(7)	(75)
Other-than-temporary impairment on auction-rate securities	—	—	—	336
Provision for doubtful accounts	145	125	335	589
Share-based employee and service provider compensation	1,199	992	3,322	2,704
Deferred tax provision (benefit), net	641	1,798	(695)	1,885

Changes in operating assets and liabilities:
Accounts receivable	2,170	(1,084)	1,122	(1,459)
Income tax refund receivable	—	(7)	(251)	(12)
Prepaid programming costs	(1,320)	(749)	(1,683)	(551)
Other current assets	(186)	(26)	400	(218)
Deposits and other assets	(1,758)	(209)	(4,203)	(209)
Accounts payable and accrued expenses	1,527	(133)	87	1,469
Deferred revenue	(247)	129	2,000	139
Customer deposits	—	—	—	(14)
Accrued severance payments	32	(14)	18	(239)
Deferred obligations	(6)	23	(33)	(74)
Unfavorable lease obligations	31	—	(89)	—

Net cash provided by operating activities	4,882	3,963	2,895	8,467

Investing activities:
Purchases of property, plant and equipment	(714)	(166)	(2,075)	(644)
Proceeds from sale of equipment	111	—	111	15
Cash paid to purchase assets of Winnercomm, net of cash acquired	—	—	(5,746)	—
Purchases of available-for-sale and auction-rate securities	(4,998)	(5)	(31,990)	(27,181)
Proceeds from sale of available-for-sale and auction-rate securities	500	2,480	600	65,952

Net cash provided by (used in) investing activities	(5,101)	2,309	(39,100)	38,142

Financing activities:
Proceeds from exercise of stock options	—	—	—	11
Purchase of treasury stock	(84)	(99)	(482)	(389)
Purchase and retirement of stock related to stock repurchase program	—	(9,363)	(347)	(14,174)

Net cash used in financing activities	(84)	(9,462)	(829)	(14,552)

Net increase (decrease) in cash and cash equivalents	(303)	(3,190)	(37,034)	32,057
Cash and cash equivalents, beginning of period	23,526	60,507	60,257	25,260

Cash and cash equivalents, end of period	$23,223	$57,317	$23,223	$57,317

Supplemental disclosure of cash flow information:
Income taxes paid	$99	$7	$381	$13

Supplemental disclosures of non-cash investing and financing activities:
Effect of net increase (decrease) in fair value of auction-rate securities, net of deferred taxes	$12	$(216)	$82	$(157)

Property, plant and equipment costs incurred but not paid	$168	$37	$168	$37

Retirement of treasury stock	$84	$98	$482	$389

OUTDOOR CHANNEL HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-U.S. GAAP MEASURES TO U.S. GAAP
(unaudited, in thousands)
The following table sets forth the reconciliation of net income (loss) to earnings before interest, taxes, depreciation and amortization (EBITDA), adjusted for the effects share-based compensation expense and acquisition and integration costs:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
Net income (loss)	$1,383	$2,394	$(899)	$1,884

Add/Subtract:
Interest and other income, net	15	454	66	1,400
Income tax provision (benefit)	643	1,798	(663)	1,887
Depreciation and amortization	1,010	672	2,897	1,904

EBITDA	3,021	4,410	1,269	4,275

Adjusted for:
Share-based compensation expense	1,199	992	3,322	2,704
Acquisition and integration costs	—	—	680	—

EBITDA as adjusted for share-based compensation expense and acquisition and integration costs	$4,220	$5,402	$5,271	$6,979

Summary of cost of services
Share-based compensation expense	$22	$155	$236	$329
Cost of services	10,583	3,232	29,284	11,144

Total cost of services	$10,605	$3,387	$29,520	$11,473

Summary of selling, general and administrative
Share-based compensation expense	$1,177	$837	$3,086	$2,375
Acquisition and integration costs	—	—	680	—
Selling, general and administrative	8,151	5,755	23,232	18,967

Total selling, general and administrative	$9,328	$6,592	$26,998	$21,342

Summary of interest and other income, net
Interest income, net	$15	$335	$66	$1,629
Dividend income	—	—	—	32
Other income (loss)	—	119	—	(261)

Total interest and other income, net	$15	$454	$66	$1,400

EBITDA as adjusted by segment
Legacy Outdoor Channel	$3,823	$5,402	$8,042	$6,979
Production Services	397	—	(2,771)	—

EBITDA as adjusted for share-based compensation expense and acquisition and integration costs	$4,220	$5,402	$5,271	$6,979